SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2004

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware 1-10031 22-2465204

(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification No.)

1615 West Chester Pike

West Chester, PA 19382

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 947-2000

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Item 3.02 Unregistered Sales of Equity Securities

Beginning on November 24, 2004 and ending on December 30, 2004, the registrant issued a total of 798,699.57 shares of its common stock in a series of conversions from its Series A Convertible Preferred Stock and its Series C Convertible Preferred Stock by the holders thereof. 933,694.11 shares of the Series A Convertible Preferred Stock and 2,096,774 shares of the Series C Convertible Preferred Stock were converted, representing all of the issued and outstanding Series A Convertible Preferred Stock and Series C Convertible Preferred Stock.

Item 8.01. Other Events.

On January 4, 2005, the Company issued a press release announcing the completion of the redemption or conversion of its Series A and Series C Convertible Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Exhibits.

Exhibit 99.1 Press Release issued on January 4, 2005 announcing the completion of the redemption or conversion of its Series A and Series C Convertible Preferred Stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

Date: January 4, 2005 By:

/s/ George H. Bernstein

George H. Bernstein

President and Chief Executive Officer

Exhibit Index

Exhibit No. Description

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Exhibit 99.1 Press Release issued on January 4, 2005 announcing the completion of the redemption or conversion of its Series A and Series C Convertible Preferred Stock.